Exhibit 3.1
EIGHTH RESTATED CERTIFICATE OF INCORPORATION
OF
BROADSOFT, INC.
     Pursuant to Section 242 and Section 245 of the General Corporation Law of the State of Delaware, BroadSoft, Inc. has adopted this Eighth Restated Certificate of Incorporation restating, integrating and further amending its Certificate of Incorporation (originally filed November 17, 1998, this corporation being known at that time as iKNOW, INC.), which Eighth Restated Certificate of Incorporation has been duly proposed by the directors and adopted by the stockholders of this corporation (by written consent pursuant to Section 228 of said General Corporation Law) in accordance with the provisions of said Section 242 and Section 245.
ARTICLE I
     The name of this corporation is BroadSoft, Inc. (the “Corporation”).
ARTICLE II
     The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808, and the name of its registered agent at such address is Corporation Service Company.
ARTICLE III
     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).
ARTICLE IV
     1. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes of stock which the Corporation is authorized to issue is 219,464,939, consisting of 139,100,000 shares of common stock, with a par value of $0.01 per share (the “Common Stock”) and 80,364,939 shares of preferred stock, with a par value of $0.01 per share (the “Preferred Stock”). 9,000,000 of the authorized shares of Preferred Stock are hereby designated “Series A Preferred Stock” (the “Series A Preferred Stock”); 3,533,200 of the authorized shares of Preferred stock are hereby designated “Series B-1 Convertible Preferred Stock” (the “Series B-1 Preferred Stock”); 58,904,320 of the authorized shares of Preferred Stock are hereby designated “Series C-1 Convertible Preferred Stock” (the “Series C-1 Preferred Stock”); 4,827,419 of the authorized shares of Preferred Stock are hereby designated “Series D Convertible Preferred Stock” (the “Series D Preferred Stock”); 2,500,000 of the authorized shares of Preferred Stock are hereby designated “Series E Convertible Preferred Stock” (the “Series E Preferred Stock”); and 1,600,000 of the authorized shares of Preferred Stock are hereby designated “Series E-1 Convertible Preferred Stock” (the “Series E-1 Preferred Stock”). The Series A Preferred Stock and the Series B-1 Preferred Stock are referred to collectively as the “Prior Preferred Stock.”

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The Series B-1 Preferred Stock, the Series C-1 Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, and the Series E-1 Preferred Stock are referred to collectively as the “Convertible Preferred Stock.” The Prior Preferred Stock, the Series C-1 Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, and the Series E-1 Preferred Stock are referred to collectively as the “Preferred Stock.” Notwithstanding the provisions of Section 242(b)(2) of the General Corporation Law to the contrary, the number of shares of authorized Common Stock of the Corporation may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class on an as-converted to Common Stock basis.
     2. The relative powers, preferences and rights, and relative participating, optional or other special rights, and the qualifications, limitations, or restrictions thereof, granted to or imposed on the respective classes and series of the shares of capital stock or the holders thereof are as follows:
          (a) Liquidation Preference. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner:
               (i) The holders of the Series E-1 Preferred Stock, Series E Preferred Stock, the Series D Preferred Stock, and the Series C-1 Preferred Stock, on a pari passu basis, shall first receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Prior Preferred Stock and holders of the Common Stock by reason of their ownership of such stock, an amount equal to (w) $1.00 per share in the case of Series E-1 Preferred Stock (as appropriately adjusted for stock splits, stock combinations, stock dividends, and recapitalizations after the date that this Eighth Restated Certificate of Incorporation is filed with the Secretary of State of Delaware and becomes effective (the “Effective Date”)), (x) $1.00 per share in the case of Series E Preferred Stock (as appropriately adjusted for stock splits, stock combinations, stock dividends, and recapitalizations after the Effective Date), (y) $2.0715 per share in the case of Series D Preferred Stock (as appropriately adjusted for stock splits, stock combinations, stock dividends, and recapitalizations after the Effective Date), and (z) $0.6619 per share in the case of Series C-1 Preferred Stock (as appropriately adjusted for stock splits, stock combinations, stock dividends, and recapitalizations after the Effective Date) then held by them, plus in each case any declared but unpaid dividends on the shares of Series E-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C-1 Preferred Stock, respectively, then held by them. If the assets of the Corporation legally available for distribution shall be insufficient to permit the payment in full to such holders of the Series E-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C-1 Preferred Stock of the full aforesaid preferential amounts, then the entire assets of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series E-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C-1 Preferred Stock in accordance with the aggregate liquidation preference of the shares of Series E-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C-1 Preferred Stock held by each of them.

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               (ii) After payment has been made to the holders of the Series E-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C-1 Preferred Stock of the full amounts to which they shall be entitled as aforesaid pursuant to Section 2(a)(i), the holders of the Prior Preferred Stock, on a pari passu basis, shall receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount equal to (x) $0.48 per share in the case of Series A Preferred Stock (as appropriately adjusted for stock splits, stock combinations, stock dividends and recapitalizations after the Effective Date) and (y) $4.54545 per share in the case of Series B-1 Preferred Stock (as appropriately adjusted for stock splits, stock combinations, stock dividends and recapitalizations after the Effective Date) then held by them, plus in each case any declared but unpaid dividends on the shares of Prior Preferred Stock held by them. If, after payment has been made to the holders of the Series E-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C-1 Preferred Stock of the full amounts to which they shall be entitled as aforesaid pursuant to Section 2(a)(i), the assets of the Corporation legally available for distribution shall be insufficient to permit the payment in full to such holders of the Prior Preferred Stock of the full aforesaid preferential amount, then the entire assets of the Corporation legally available for distribution shall be distributed ratably among the holders of the Prior Preferred Stock in accordance with the aggregate liquidation preference of the shares of Prior Preferred Stock held by each of them.
               (iii) After payment has been made to the holders of the Series E-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C-1 Preferred Stock, and the Prior Preferred Stock of the full amounts to which they shall be entitled as aforesaid pursuant to Sections 2(a)(i) and 2(a)(ii), respectively, the holders of the Common Stock shall be entitled to share ratably in the remaining assets, based on the number of shares of Common Stock held by them.
               (iv) For purposes of this Section 2, a Change in Control (as defined below) shall be treated as a liquidation, dissolution, or winding up of the Corporation; provided, however, that if the holders of (i) a majority of the Prior Preferred Stock then outstanding, voting as a single class (with each share of Series A Preferred Stock having one vote and each share of Series B-1 Preferred Stock having that number of votes as is equal to the number of shares of Common Stock into which it is then convertible), (ii) a majority of the Series C-1 Preferred Stock, Series E Preferred Stock, and Series E-1 Preferred Stock then outstanding, voting as a single class on an as-converted basis and (iii) a majority of the Series D Preferred Stock then outstanding, voting as a single class, elect not to treat the Change in Control as a liquidation, dissolution or winding up, giving written notice thereof to the Corporation at least three days before the effective date of such event, then such event shall not be so treated for purposes of Sections 2(a)(i) and 2(a)(ii). For purposes of this Restated Certificate, “Change in Control” shall mean (A) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity (or, if the surviving entity is a wholly-owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; (B) any transaction or series of related transactions to which the Corporation is a party in which in excess of fifty percent (50%) of the Corporation’s voting power is transferred; provided that a Change

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of Control shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Corporation or any successor, indebtedness of the Corporation is cancelled or converted into capital stock of the Corporation or any successor, or a combination thereof; or (C) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Corporation. The Corporation shall promptly provide to the holders of shares of Preferred Stock such information concerning the terms of such Change in Control and the value of the assets of the Corporation as may reasonably be requested by such holders in order to assist them in determining whether to make such an election. If no such notice is given, then such Change in Control shall be deemed to be a liquidation of the Corporation, and the provisions of Section 2(d)(vi) shall not apply. All consideration payable to the stockholders of the Corporation (in the case of a merger or consolidation), or all consideration payable to the Corporation, together with all other available assets of the Corporation (in the case of an assets sale), shall be distributed to the holders of the capital stock of the Corporation in accordance with Sections 2(a)(i), 2(a)(ii), and 2(a)(iii). The Corporation shall use its best efforts to provide in, or to amend, the agreement and plan of merger or consolidation to adjust the rate at which the shares of capital stock of the Corporation are converted into or exchanged for cash, new securities or other property to give effect to the distribution required by Sections 2(a)(i), 2(a)(ii), and 2(a)(iii). If notice of election permitted by this Section 2(a)(iv) is given, the provisions of Section 2(d)(vi) shall apply.
               (v) In the event of any liquidation, dissolution or winding up of the Corporation, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors, including the representatives elected by the Preferred Stock.
          (b) Voting Rights.
               (i) Common Stock. Subject to Section 2(c) below and as otherwise required by law, the holder of each share of Common Stock issued and outstanding shall have one vote and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation.
               (ii) Series A Preferred Stock. Except as provided in Sections 2(a)(iv), 2(c) and 2(e) and as otherwise required by law, the holders of shares of Series A Preferred Stock shall not be entitled to vote, but shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation as if such holders were holders of Common Stock.
               (iii) Convertible Preferred Stock. The holder of each share of Convertible Preferred Stock shall have that number of votes per share as is equal to the number of shares of Common Stock into which each such share of Convertible Preferred Stock held by such holder is convertible at the time of such vote. Except as provided in Sections 2(a)(iv), 2(c), 2(d) and 2(e), or as otherwise provided by law, the holders of Convertible Preferred Stock shall vote together with the holders of the Common Stock as a single class on all matters submitted for a vote of the stockholders.

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          (c) Covenants.
               (i) Series E-1/Series E/Series D/Series C-1 Preferred Stock Covenants. In addition to any other rights provided by law, the Corporation shall not (and shall not allow any of its subsidiaries to), without first obtaining the affirmative vote or written consent of the holders of a majority of the shares of Series E-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock and Series C-1 Preferred Stock then outstanding, voting as a single class on an as-converted to Common Stock basis:
                    (1) amend, waive or repeal any provision of the Corporation’s Certificate of Incorporation or Bylaws (or any amendment or restatement thereof);
                    (2) alter or change the rights, preferences or privileges of the Series C-1 Preferred Stock;
                    (3) authorize or issue (by reclassification or otherwise) any additional shares of any class or series of stock of the Corporation senior to or on par with the Series E-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock or Series C-1 Preferred Stock with respect to dividends, redemptions or payments made in liquidation, or voting;
                    (4) enter into any transaction involving a Change in Control or liquidation of the Corporation;
                    (5) declare or pay any dividend on any class of capital stock or repurchase any shares of any class of capital stock, except for redemptions of Preferred Stock as provided herein, and except for repurchases of stock from any employee, officer, consultant, director, advisor or vendor of the Corporation at cost pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation (“Restricted Stock Agreements”);
                    (6) incur any indebtedness in excess of Five Million Dollars ($5,000,000);
                    (7) increase or decrease the size of the Board of Directors of the Corporation to a number different than eight (8); or
                    (8) amend this Section 2(c)(i).
               (ii) Series D Preferred Stock Covenants. In addition to any other rights provided by law, the Corporation shall not (and shall not allow any of its subsidiaries to), without first obtaining the affirmative vote or written consent of the holders of a majority of the shares of Series D Preferred Stock then outstanding, voting as a separate series:
                    (1) alter or change the rights, preferences or privileges of the Series D Preferred Stock;

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                    (2) amend, waive or repeal any provision of the Corporation’s Certificate of Incorporation or Bylaws (or any amendment or restatement thereof) in a manner that adversely affects the rights, preferences or privileges of the Series D Preferred Stock, provided, that no separate consent of the holders of Series D Preferred Stock shall be required with respect to the creation of a new series of preferred stock to be issued in a transaction in which there is no alteration or change in the rights, preferences or privileges of the Series D Preferred Stock;
                    (3) increase or decrease the number of authorized shares of Series D Preferred Stock; or
                    (4) amend this Section 2(c)(ii).
               (iii) Series E Preferred Stock Covenants. In addition to any other rights provided by law, the Corporation shall not (and shall not allow any of its subsidiaries to), without first obtaining the affirmative vote or written consent of the holders of a majority of the shares of Series E Preferred Stock then outstanding, voting as a separate series:
                    (1) increase or decrease the number of authorized shares of Series E Preferred Stock; or
                    (2) amend this Section 2(c)(iii).
               (iv) Series E-1 Preferred Stock Covenants. In addition to any other rights provided by law, the Corporation shall not (and shall not allow any of its subsidiaries to), without first obtaining the affirmative vote or written consent of the holders of a majority of the shares of Series E-1 Preferred Stock then outstanding, voting as a separate series:
                    (1) increase or decrease the number of authorized shares of Series E-1 Preferred Stock; or
                    (2) amend this Section 2(c)(iv).
               (v) Prior Preferred Stock Covenants. In addition to any other rights provided by law, the Corporation shall not (and shall not allow any of its subsidiaries to), without first obtaining the affirmative vote or written consent of the holders of the majority of the Prior Preferred Stock then outstanding, voting as a single class (with each share of Series A Preferred Stock having one vote and each share of Series B-1 Preferred Stock having that number of votes as is equal to the number of shares of Common Stock into which it is then convertible):
                    (1) amend or repeal any provision of the Corporation’s Certificate of Incorporation, or amend or repeal the Bylaws, in each case, in a manner which materially and adversely affects the rights, preferences, or privileges of the Prior Preferred Stock or the holders thereof;
                    (2) authorize or issue any additional shares of any class or series of stock of the Corporation senior to or on par with the Series A Preferred Stock or the

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Series B-1 Preferred Stock with respect to dividends, redemptions or payments made in liquidation;
                    (3) enter into any transaction involving a Change in Control or liquidation of the Corporation;
                    (4) declare or pay any dividend on any class of capital stock or repurchase any shares of any class of capital stock, except for redemptions of Preferred Stock as provided herein, and except for repurchases of stock from any employee, officer, consultant, director, advisor or vendor of the Corporation at cost pursuant to Restricted Stock Agreements; or
                    (5) amend this Section 2(c)(v).
          (d) Conversion of Convertible Preferred Stock. The holders of the Convertible Preferred Stock shall have the following conversion rights:
               (i) General. Subject to and in compliance with the provisions of this Section 2(d), any shares of the Convertible Preferred Stock may, at the option of the holder, be converted at any time or from time to time into fully-paid and non-assessable shares of Common Stock (except that upon any liquidation of the Corporation or redemption of shares of Convertible Preferred Stock, the right of conversion thereof shall terminate at the close of business on the last business day next preceding the date fixed for payment of the amount distributable on such shares of Convertible Preferred Stock). As a result of a two-for-one split effected via a stock dividend on August 15, 2000 and an adjustment made on December 21, 2001, the number of shares of Common Stock issuable upon conversion of each share of Series B-1 Preferred Stock (the “Series B-1 Conversion Rate”) is, effective as of the Effective Date, Two and Four Tenths (2.4). The number of shares of Common Stock issuable upon conversion of (w) each share of Series C-1 Preferred Stock (the “Series C-1 Conversion Rate”), (x) each share of Series D Preferred Stock (the “Series D Conversion Rate”), (y) each share of Series E Preferred Stock (the “Series E Conversion Rate”), and (z) each share of Series E-1 Preferred Stock (the “Series E-1 Conversion Rate” and, together with the Series B-1 Conversion Rate, the Series C-1 Conversion Rate, the Series D Conversion Rate, and the Series E Conversion Rate the “Conversion Rates”) is, effective as of the Effective Date, one (1). The applicable Conversion Rate shall be adjusted from time to time if the applicable Conversion Value (as defined below) is adjusted (as provided below) such that the applicable Conversion Rate shall equal the quotient obtained by dividing the applicable Conversion Price (as defined below) by the applicable Conversion Value. The Conversion Price shall be $1.00 for the Series E-1 Preferred Stock, $1.00 for the Series E Preferred Stock, $2.0715 for the Series D Preferred Stock, $0.6619 for the Series C-1 Preferred Stock, and $4.54545 for the Series B-1 Preferred Stock. The “Conversion Value” as in effect on the Effective Date shall be $1.00 for the Series E-1 Preferred Stock, $1.00 for the Series E Preferred Stock, $2.0715 for the Series D Preferred Stock, $0.6619 for the Series C-1 Preferred Stock, and $1.8939375 for the Series B-1 Preferred Stock.

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               (ii) Conversion Upon Certain Events.
                    (1) Underwritten Public Offering.
                         (A) All outstanding shares of Series B-1 Preferred Stock and Series C-1 Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such Preferred Stock is convertible pursuant to Section 2(d)(i) hereof, immediately upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the aggregate proceeds (before deduction of underwriting discounts and commissions) to the Corporation exceed Thirty Million Dollars ($30,000,000) and the price to the public is not less than $1.89 per share (such amount to be equitably adjusted whenever there is a stock split, combination, stock dividend, reclassification or similar event affecting the Common Stock after the Effective Date) (a “Qualified B/C Public Offering”), without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent for the Common Stock.
                         (B) All outstanding shares of Series D Preferred Stock, Series E Preferred Stock and Series E-1 Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such Preferred Stock is convertible pursuant to Section 2(d)(i) hereof, immediately upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the aggregate proceeds (before deduction of underwriting discounts and commissions) to the Corporation exceed Thirty Million Dollars ($30,000,000) (a “Qualified D/E/E-1 Public Offering”), without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent for the Common Stock. Upon a Qualified D/E/E-1 Public Offering, if the price per share to the public (the “IPO Price”), as referenced on the cover of the final prospectus of the Corporation as filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is less than the Conversion Value of the Series D Preferred Stock in effect immediately prior to the consummation of such Qualified D/E/E-1 Public Offering, then the Conversion Value of the Series D Preferred Stock will be automatically adjusted without further action, effective prior to any automatic conversion hereunder and immediately prior to the consummation of such Qualified D/E/E-1 Public Offering, to be the IPO Price.
                    (2) Voluntary Conversion of Convertible Preferred Stock.
                         (A) Upon the vote or written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series B-1 Preferred Stock, voting as a separate series, all outstanding shares of Series B-1 Preferred Stock shall be automatically converted into the number of shares of Common Stock into which such Series B-1 Preferred Stock is convertible pursuant to Section 2(d)(i) hereof without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent for the Common Stock. Notice thereof shall be given by the Corporation to the holders of the Series B-1 Preferred Stock within thirty

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(30) days of such vote or consent. The effective date of conversion hereunder shall be the date specified in the vote causing conversion, or if no such date is specified, the date the vote is taken.
                         (B) Upon the vote or written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series C-1 Preferred Stock, Series E Preferred Stock and Series E-1 Preferred Stock, voting together as a single class on an as-converted basis, all outstanding shares of Series C-1 Preferred Stock, Series E Preferred Stock and Series E-1 Preferred Stock shall be automatically converted into the number of shares of Common Stock into which such Series C-1 Preferred Stock, Series E Preferred Stock and Series E-1 Preferred Stock is convertible pursuant to Section 2(d)(i) hereof without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent for the Common Stock. Notice thereof shall be given by the Corporation to the holders of the Series C-1 Preferred Stock, Series E Preferred Stock and Series E-1 Preferred Stock within thirty (30) days of such vote or consent. The effective date of conversion hereunder shall be the date specified in the vote causing conversion, or if no such date is specified, the date the vote is taken.
                         (C) Upon the vote or written consent of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock, voting as a separate series, all outstanding shares of Series D Preferred Stock shall be automatically converted into the number of shares of Common Stock into which such Series D Preferred Stock are convertible pursuant to Section 2(d)(i) hereof without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent for the Common Stock. Notice thereof shall be given by the Corporation to the holders of the Series D Preferred Stock within thirty (30) days of such vote or consent. The effective date of conversion hereunder shall be the date specified in the vote causing conversion, or if no such date is specified, the date the vote is taken.
                         (D) Upon the vote or written consent of the holders of at least a majority of the then outstanding shares of Series E Preferred Stock, voting as a separate series, all outstanding shares of Series E Preferred Stock shall be automatically converted into the number of shares of Common Stock into which such Series E Preferred Stock is convertible pursuant to Section 2(d)(i) hereof without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent for the Common Stock. Notice thereof shall be given by the Corporation to the holders of the Series E Preferred Stock within thirty (30) days of such vote or consent. The effective date of conversion hereunder shall be the date specified in the vote causing conversion, or if no such date is specified, the date the vote is taken.
                         (E) Upon the vote or written consent of the holders of at least a majority of the then outstanding shares of Series E-1 Preferred Stock, voting as a separate series, all outstanding shares of Series E-1 Preferred Stock shall be automatically converted into the number of shares of Common Stock into which such Series E-1 Preferred Stock is convertible pursuant to Section 2(d)(i) hereof without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent for the Common Stock. Notice thereof shall be given by the Corporation to the holders of the Series E-1 Preferred Stock within thirty (30) days of such vote

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or consent. The effective date of conversion hereunder shall be the date specified in the vote causing conversion, or if no such date is specified, the date the vote is taken.
                    (3) Conversion Procedures. Upon the occurrence of the conversion specified in Sections 2(d)(ii)(1) or 2(d)(ii)(2) hereof, each holder of Convertible Preferred Stock subject to such conversion shall surrender the certificates representing such shares at the office of the Corporation or of its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of whole shares of Common Stock into which the shares of the Convertible Preferred Stock surrendered were convertible on the date on which such conversion occurred, and cash, as provided in Section 2(d)(ix), in respect of any fraction of a share of Common Stock issuable upon such conversion. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Convertible Preferred Stock being converted are either delivered to the Corporation or any such transfer agent or the holder notifies the Corporation or any such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.
               (iii) Adjustments to Convertible Preferred Stock Conversion Value. The provisions of Sections 2(d)(iii)(1), 2(d)(iii)(2), 2(d)(iii)(3) and 2(d)(iii)(4) below shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in Section 2(d)(iii)(6)).
                    (1) Upon Sale of Common Stock. If the Corporation shall, at or after the Effective Date, issue or sell shares of its Common Stock without consideration or at a price per share less than the Conversion Value applicable to the Series E-1 Preferred Stock, Series E Preferred Stock, the Series D Preferred Stock, the Series C-1 Preferred Stock, or the Series B-1 Preferred Stock in effect immediately prior to such issuance or sale, then upon each such issuance or sale, except as hereinafter provided, the Conversion Value for the affected series of Convertible Preferred Stock shall be reduced so as to be equal to the product determined by multiplying the Conversion Value of such series in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the sum of (w) the number of shares of Common Stock outstanding immediately prior to the issue of Common Stock in such financing and (x) the number of shares of Common Stock that the aggregate consideration received by the Corporation for the total number of additional shares of Common Stock so issued would purchase at such prior Conversion Value, and the denominator of which shall be the sum of (y) the number of shares of Common Stock outstanding immediately prior to such issue and (z) the number of additional shares of Common Stock so issued.
     For the purposes of calculating the values set forth above, all shares of Common Stock outstanding and issuable upon conversion of outstanding options, warrants, convertible securities, and Convertible Preferred Stock, or issuable upon conversion of Convertible Preferred Stock issuable upon exercise of outstanding warrants, shall be deemed to be outstanding.
                    (2) Warrants, Options or Purchase Rights with Respect to Common Stock. For purposes of this Section 2(d)(iii), the issuance of any warrants, options or

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purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or purchase rights with respect to such convertible or exchangeable securities) shall be deemed an issuance of Common Stock at such time if the Net Consideration Per Share (as hereinafter determined) that may be received by the Corporation for such Common Stock shall be less than the Conversion Value in effect at the time of such issuance. Any obligation or undertaking to issue warrants, options or purchase rights or convertible or exchangeable securities at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Conversion Value shall be made under this Section 2(d)(iii) upon the issuance of any shares of Common Stock that are issued pursuant to the exercise of any warrants, options or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if an appropriate adjustment shall previously have been made upon the issuance of any such warrants, options or purchase rights or upon the issuance of any securities convertible into or exchangeable for shares of Common Stock (or upon the issuance of any warrants, options or any rights therefor) as above provided. Any adjustment of the Conversion Value pursuant to this Section that relates to warrants, options or purchase rights with respect to shares of Common Stock shall be disregarded if, as, and when such warrants, options or purchase rights expire or are canceled without being exercised, so that the Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Conversion Value in effect immediately prior to the time of the issuance of the expired or canceled warrants, options or purchase rights, with such additional adjustments as have been made subsequent to the issuance of such expired or canceled warrants, options or purchase rights in respect of other securities. Adjustments of Conversion Value shall apply prospectively only.
                    (3) Consideration. For the purposes of this Section 2(d)(iii), the “Net Consideration Per Share” that may be received by the Corporation shall be determined as follows:
                         (a) The “Net Consideration Per Share” shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such warrants, options or other purchase rights or convertible or exchangeable securities, plus the minimum aggregate amount of consideration, if any, payable to the Corporation upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted.
                         (b) The Net Consideration Per Share that may be received by the Corporation shall be determined in each instance as of the date of issuance of warrants, options or other purchase rights or convertible or exchangeable securities without giving effect to any possible future price adjustments or rate adjustments which may be applicable with respect to such warrants, options or other purchase rights or convertible or exchangeable securities.
                    (4) Consideration: Non-Cash Property. For purposes of this Section 2(d)(iii), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities

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described in this Section 2(d)(iii) consists of property other than cash, the value of such property shall be determined by the Board of Directors of the Corporation in good faith, whereupon such value shall be given to such consideration and shall be recorded on the books of the Corporation with respect to receipt of such property.
                    (5) Certain Issues of Common Stock Excepted. Anything in this Section 2(d)(iii) to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Value of any series of Convertible Preferred Stock in the case of the issuance of: shares of Common Stock; warrants, options or purchase rights with respect to shares of Common Stock; securities convertible into or exchangeable for shares of Common Stock; or warrants, options or purchase rights with respect to shares of such convertible or exchangeable securities: (A) issued to employees, officers, consultants, directors, advisors or vendors of the Corporation under the Corporation’s stock incentive plans up to an aggregate of 29,715,756 shares of Common Stock, options or the right to offer such aggregate number of shares of Common Stock (the “Option Pool”), including any shares of Common Stock issued to past or present employees, officers, directors, consultants and advisors of the Corporation under the Corporation’s stock incentive plans as of the Effective Date (in each case as appropriately adjusted for stock splits, stock combinations, stock dividends and recapitalizations after the Effective Date); provided, however, that the Option Pool shall be adjusted appropriately to allow for reissuance under the Corporation’s stock incentive plans and pursuant to this subsection those shares of Common Stock (i) not issued pursuant to the rights, agreements, options or warrants outstanding as of the Effective Date (“Outstanding Options”) as a result of the termination of such Outstanding Options or (ii) reacquired by the Corporation from employees, officers, consultants, directors, advisors or vendors of the Corporation at cost pursuant to Restricted Stock Agreements (in each case as appropriately adjusted for stock splits, stock combinations, stock dividends and recapitalizations after the Effective Date); (B) issued upon conversion of the Convertible Preferred Stock; (C) with respect to the Series B-1 Preferred Stock and Series C-1 Preferred Stock (only), offered to the public pursuant to a Qualified B/C Public Offering; (D) with respect to the Series D Preferred Stock, Series E Preferred Stock and Series E-1 Preferred Stock (only), offered to the public pursuant to a Qualified D/E/E-1 Public Offering; (E) issued in connection with the acquisition of another corporation or other business entity by the Corporation (or one of the Corporation’s subsidiaries) by merger, consolidation, purchase of stock, purchase of all or substantially all assets, or other reorganization which is approved by a majority of the Board of Directors (including the affirmative vote of the representatives designated by the Preferred Stock); (F) issued in any merger or consolidation of the Corporation, provided that such merger or consolidation is approved by the holders of more than fifty percent (50%) of the shares of Convertible Preferred Stock, voting as a single class on an as-converted basis; (G) evidencing any borrowings, direct or indirect, from financial institutions or other persons by the Corporation, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such securities do not have equity features (such as warrants, options or other rights to purchase capital stock) and are not convertible into capital stock of the Corporation; (H) issued pursuant to any stock option plan, stock purchase or stock bonus arrangement, or grant, which is approved by a majority of the Board of Directors (including the affirmative vote of the representatives designated by the Preferred Stock); (I) issued to financial institutions and leasing companies in connection with borrowing or lease financing arrangements of the Corporation, provided that such issuances or grants are approved by a majority of the Board of Directors (including the affirmative vote of the

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representatives designated by the Preferred Stock); (J) issued in connection with a strategic alliance or joint venture approved by a majority of the Board of Directors (including the affirmative vote of the representatives designated by the Preferred Stock); or (K) issued upon exercise of warrants outstanding as of the Effective Date.
                    (6) Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined) occurring after the Effective Date, and simultaneously with the happening of such Extraordinary Common Stock Event, the Conversion Value applicable to the Series E-1 Preferred Stock, Series E Preferred Stock, the Series D Preferred Stock, the Series C-1 Preferred Stock, or the Series B-1 Preferred Stock shall be adjusted by multiplying such Conversion Value in effect immediately prior to such Extraordinary Common Stock Event by a fraction (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the products so obtained shall thereafter be the Conversion Value for the applicable Convertible Preferred Stock, subject to further adjustment from time to time in accordance with the provisions of this Section 2(d)(iii). “Extraordinary Common Stock Event” shall mean (A) the issue of additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (B) the subdivision of outstanding shares of Common Stock into a greater number of shares of the Common Stock, or (C) the combination of outstanding shares of the Common Stock into a smaller number of shares of the Common Stock.
               (iv) Dividends; Distributions. If at any time or from time to time after the Effective Date the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock or in assets (excluding ordinary cash dividends paid out of retained earnings), then and in each such event provision shall be made so that the holders of Convertible Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Convertible Preferred Stock been converted into Common Stock on the record date for such event and had they thereafter, during the period from such record date to and including the Convertible Preferred Stock Conversion Date (as that term is hereafter defined in Section 2(d)(viii)), retained such securities or such other assets receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 2(d) with respect to the rights of the holders of the Convertible Preferred Stock.
               (v) Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Convertible Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock after the Effective Date, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 2(d), or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 2(d)), then and in each such event the holder of each share of Convertible Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or

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other change by holders of the number or shares of Common Stock into which such share of Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.
               (vi) Capital Reorganization, Merger or Sale of Assets. If at any time or from time to time after the Effective Date there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 2(d)) or a merger or consolidation of the Corporation with or into another corporation, the sale of all or substantially all of the Corporation’s properties and assets to any other person or a sale, transfer or exclusive license of all or substantially all of the Corporation’s intellectual property (other than a merger, consolidation, sale of assets or sale, transfer or license of intellectual property which is treated as a liquidation pursuant to Section 2(a)(iv)), then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Convertible Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger, consolidation or sale, to which a holder of Common Stock issuable upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2(d) with respect to the rights of the holders of the Convertible Preferred Stock after the reorganization, merger, consolidation or sale so that the provisions of this Section 2(d) (including adjustment of the Conversion Value then in effect and the number of shares issuable upon conversion of the Convertible Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.
               (vii) Certificate as to Adjustments. In each case of an adjustment or readjustment of the Conversion Value applicable to a series of Convertible Preferred Stock or upon the reasonable request of any holder of Convertible Preferred Stock, the Corporation at its expense will furnish each holder of Convertible Preferred Stock with a certificate showing such adjustment or readjustment, and stating in reasonable detail the facts upon which such adjustment or readjustment is based.
               (viii) Exercise of Conversion Privilege. Except as set forth in Sections 2(d)(ii)(1), (2) and (3), to exercise its conversion privilege, a holder of Convertible Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office or to any transfer agent of Common Stock and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Convertible Preferred Stock surrendered for the conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Convertible Preferred Stock being converted, shall be the “Convertible Preferred Stock Conversion Date.” As promptly as practicable after the Convertible Preferred Stock Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Convertible Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common

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Stock issuable upon the conversion of such shares of Convertible Preferred Stock in accordance with the provisions of this Section 2(d) and cash, as provided in Section 2(d)(ix), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Convertible Preferred Stock Conversion Date, and at such time the rights of the holder as holder of the converted shares of Convertible Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.
               (ix) Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Convertible Preferred Stock. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of Convertible Preferred Stock, the Corporation shall pay to the holder of the shares of Convertible Preferred Stock that were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in good faith in a reasonable manner prescribed by the Board of Directors of the Corporation) at the close of business on the Convertible Preferred Stock Conversion Date. The determination of the number of fractional shares shall be based upon the total number of shares of Convertible Preferred Stock being converted at any one time by any holder thereof, not upon each share of Convertible Preferred Stock being converted.
               (x) Partial Conversion. In the event some but not all of the shares of Convertible Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Convertible Preferred Stock which were not converted.
               (xi) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Convertible Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Convertible Preferred Stock, the Corporation shall promptly take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.
          (e) Redemption of Preferred Stock.
               (i) Redemption of Series A Preferred Stock. Unless otherwise requested by the holders of a majority of the Series A Preferred Stock then outstanding, the Corporation shall redeem the Series A Preferred Stock then outstanding on the earlier of (A) provided that all shares of Series E-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C-1 Preferred Stock have either been (1) redeemed in full pursuant to

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Section 2(e)(iii) of this Article IV or (2) converted to Common Stock as of the Series A First Redemption Date (as defined below), December 21, 2010, or such later date that the shares of Series E-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C-1 Preferred Stock have been redeemed in full pursuant to Section 2(e)(iii) of this Article IV or otherwise have been converted to Common Stock (the “Series A First Redemption Date”), December 21, 2011 (or the Series A First Redemption Date if later than December 21, 2011) (the “Series A Second Redemption Date”), and December 21, 2012 (or the Series A Second Redemption Date if later than December 21, 2012) (the “Series A Third Redemption Date”), each on demand of the holders of a majority of the Series A Preferred Stock then outstanding; (B) provided that all shares of Series E-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C-1 Preferred Stock have been (1) redeemed in full pursuant to Section 2(e)(iii) of this Article IV, (2) converted to Common Stock, or (3) paid the amounts payable to such holders pursuant to Section 2(a)(i) of this Article IV in connection with a Change in Control of the Corporation, and provided that the holders of shares of Series A Preferred Stock have not in the event of a Change in Control otherwise been paid the amounts payable to such holders pursuant to Section 2(a)(ii) of this Article IV, the date of such Change in Control (the “Series A Acquisition Redemption Date”); or (C) the date of the closing of a Qualified B/C Public Offering or any other public offering covering the offer and sale of Common Stock for the account of the Corporation in connection with which all shares of Convertible Preferred Stock shall have been converted into shares of Common Stock (the “Series A IPO Redemption Date”) in accordance with the provisions set forth below.
     On the applicable Series A Redemption Date, the Corporation shall redeem from each holder of Series A Preferred Stock the Specified Number (as defined below) of the shares of Series A Preferred Stock held by such holder at a price per share equal to $0.48 (as adjusted for stock splits, stock combinations, stock dividends, and recapitalizations after the Effective Date) plus any declared or accrued, but unpaid, dividends (the “Series A Redemption Amount”).
     With respect to any holder of shares of Series A Preferred Stock, the “Specified Number” shall be (A) with respect to the Series A IPO Redemption Date, all of the shares of Series A Preferred Stock then held by such holder; (B) with respect to the Acquisition Redemption Date, all of the shares of Series A Preferred Stock then held by such holder; (C) with respect to the Series A First Redemption Date, one-third of the number of shares of Series A Preferred Stock such holder holds on such date; (D) with respect to the Series A Second Redemption Date, the number, if any, of shares of Series A Preferred Stock held by such holder previously called for redemption but not yet redeemed plus one half of the number of shares of Series A Preferred Stock then held by such holder and not previously called for redemption (or, if it is not a whole number, the whole number nearest below); and (E) with respect to the Series A Third Redemption Date, all of the shares of Series A Preferred Stock then held by such holder.
     Not later than thirty (30) days prior to the applicable Series A Redemption Date, the Corporation shall mail, postage prepaid to each holder of record of the Series A Preferred Stock at its address shown on the records of the Corporation a redemption notice (the “Series A Redemption Notice”), which shall set forth the Series A Redemption Date, the Series A Redemption Amount and that the holder is to surrender to the Corporation, at the place designated therein, the holder’s certificate or certificates representing the Specified Number of shares of Series A Preferred Stock to be redeemed. The Series A Redemption Amount shall be

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paid, in a lump sum payment to each holder of Series A Preferred Stock, on the applicable Series A Redemption Date. If on the applicable Series A Redemption Date sufficient funds are not legally available to redeem all shares required to be redeemed, the funds legally available shall be used to redeem the maximum possible number of shares ratably among the holders based upon the aggregate Series A Redemption Amount of their respective holdings of such shares, and the remaining shares shall be redeemed as soon as possible after funds become legally available. The Corporation shall give the holders of the Series A Preferred Stock at least 10 days’ notice of any redemption payment to be made after the relevant Series A Redemption Date.
               (ii) Redemption of Series B-1 Preferred Stock. Unless otherwise requested by the holders of a majority of the Series B-1 Preferred Stock then outstanding, voting as a single class, the Corporation shall redeem, in accordance with the provisions set forth below, the Series B-1 Preferred Stock then outstanding on the earlier of (A) provided that all shares of Series E-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C-1 Preferred Stock have either been (1) redeemed in full pursuant to Section 2(e)(iii) of this Article IV or (2) converted to Common Stock as of the Series B First Redemption Date (as defined below), December 21, 2010, or such later date that the shares of Series E-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C-1 Preferred Stock have been redeemed in full pursuant to Section 2(e)(iii) of this Article IV or otherwise have been converted to Common Stock (the “Series B-1 First Redemption Date”), December 21, 2011 (or the Series A First Redemption Date if later than December 21, 2011) (the “Series B-1 Second Redemption Date”), and December 21, 2012 (or the Series A Second Redemption Date if later than December 21, 2012) (the “Series B-1 Third Redemption Date”), each on demand of the holders of a majority of the Series B-1 Preferred Stock then outstanding, voting as a single class; or (B) provided that all shares of Series E-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C-1 Preferred Stock have been (1) redeemed in full pursuant to Section 2(e)(iii) of this Article IV, (2) converted to Common Stock, or (3) paid the amounts payable to such holders pursuant to Section 2(a)(i) of this Article IV in connection with a Change in Control of the Corporation, and provided that the holders of shares of Series B-1 Preferred Stock have not in the event of a Change in Control otherwise been paid the amounts payable to such holders pursuant to Section 2(a)(ii) of this Article IV, the Series A Acquisition Redemption Date. (The above redemption dates are referred to individually as a “Series B-1 Redemption Date” and, together with the Series A Redemption Dates, are referred to individually as a “Prior Preferred Stock Redemption Date”).
     On the applicable Series B-1 Redemption Date, the Corporation shall redeem from each holder of Series B-1 Preferred Stock, on a pro rata basis, the Specified Number (as defined below) of the shares of Series B-1 Preferred Stock held by such holder at a price per share equal to $4.54545 (as adjusted for stock splits, stock combinations, stock dividends, and recapitalizations after the Effective Date) plus any declared or accrued, but unpaid, dividends (the “Series B-1 Redemption Amount” and, together with the Series A Redemption Amount, are referred to individually as a “Prior Preferred Stock Redemption Amount”).
     With respect to any holder of shares of Series B-1 Preferred Stock, the “Specified Number” shall be (A) with respect to the Series A Acquisition Redemption Date, all of the shares of Series B-1 Preferred Stock then held by such holder; (B) with respect to the Series B-1 First Redemption Date, one-third of the number of shares of Series B-1 Preferred Stock such

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holder holds on such date; (C) with respect to the Series B-1 Second Redemption Date, the number, if any, of shares of Series B-1 Preferred Stock held by such holder previously called for redemption but not yet redeemed plus one half of the number of shares of Series B-1 Preferred Stock then held by such holder and not previously called for redemption (or, if it is not a whole number, the whole number nearest below); and (D) with respect to the Series B-1 Third Redemption Date, all of the shares of Series B-1 Preferred Stock then held by such holder.
     Not later than thirty (30) days prior to the applicable Series B-1 Redemption Date, the Corporation shall mail, postage prepaid to each holder of record of the Series B-1 Preferred Stock at its address shown on the records of the Corporation a redemption notice (the “Series B-1 Redemption Notice”), which shall set forth the Series B-1 Redemption Date, the Series B-1 Redemption Amount, and that the holder is to surrender to the Corporation, at the place designated therein, the holder’s certificate or certificates representing the Specified Number of shares of Series B-1 Preferred Stock to be redeemed. The Series B-1 Redemption Amount shall be paid, in a lump sum payment to each holder of Series B-1 Preferred Stock, on the applicable Series B-1 Redemption Date. If on the applicable Series B-1 Redemption Date sufficient funds are not legally available to redeem all shares required to be redeemed, the funds legally available shall be used to redeem the maximum possible number of shares ratably among the holders based upon the aggregate Series B-1 Redemption Amount of their respective holdings of such shares, and the remaining shares shall be redeemed as soon as possible after funds become legally available. The Corporation shall give the holders of the Series B-1 Preferred Stock at least 10 days’ notice of any redemption payment to be made after the relevant Series B-1 Redemption Date.
               (iii) Redemption of Series E-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C-1 Preferred Stock. Unless otherwise requested by the holders of a majority of the Series E-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C-1 Preferred Stock then outstanding, voting as a single class on an as-converted to Common Stock basis, the Corporation shall redeem, in accordance with the provisions set forth below, and prior and in preference to any redemption of shares of Prior Preferred Stock pursuant to Section 2(e)(i)(A) or 2(e)(ii)(A) of this Article IV and any redemption of shares of Prior Preferred Stock pursuant to Section 2(e)(i)(B) or 2(e)(ii)(B) of this Article IV, the Series E-1 Preferred Stock, Series E Preferred Stock, the Series D Preferred Stock, and Series C-1 Preferred Stock then outstanding on the earlier of (A) December 21, 2010 (the “Series C-1/D/E/E-1 First Redemption Date”), December 21, 2011 (the “Series C-1/D/E/E-1 Second Redemption Date”), and December 21, 2012 (the “Series C-1/D/E/E-1 Third Redemption Date”), each on demand of the holders of a majority of the Series E-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C-1 Preferred Stock then outstanding, voting as a single class on an as-converted basis; or (B) provided that the holders of such shares of Series E-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C-1 Preferred Stock have not in the event of a Change in Control otherwise been paid the amounts payable to such holders pursuant to Section 2(a)(i) of this Article IV, the Series A Acquisition Redemption Date. (The above redemption dates are referred to individually as a “Series C-1/D/E/E-1 Redemption Date” and, together with the Prior Preferred Stock Redemption Dates, are referred to individually as a “Preferred Stock Redemption Date”).

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     On the applicable Series C-1/D/E/E-1 Redemption Date, the Corporation shall redeem from each holder of Series E-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C-1 Preferred Stock, on a pro rata basis based on relative redemption amounts, the Specified Number (as defined below) of the shares of Series E-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C-1 Preferred Stock held by such holder at a price equal to (w) $1.00 per share of Series E-1 Preferred Stock, (x) $1.00 per share of Series E Preferred Stock, (y) $2.0715 per share of Series D Preferred Stock, and (z) $0.6619 per share of Series C-1 Preferred Stock (in each case, as adjusted for stock splits, stock combinations, stock dividends, and recapitalizations after the Effective Date) plus in each case, any declared or accrued, but unpaid, dividends (the “Series C-1/D/E/E-1 Redemption Amount” and, together with the Prior Preferred Stock Redemption Amount, are referred to individually as a “Preferred Stock Redemption Amount”).
     With respect to any holder of shares of Series E-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, or Series C-1 Preferred Stock, the “Specified Number” shall be (A) with respect to the Series A Acquisition Redemption Date, all of the shares of Series E-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C-1 Preferred Stock then held by such holder; (B) with respect to the Series C-1/D/E/E-1 First Redemption Date, one-third of the number of shares of Series E-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C-1 Preferred Stock such holder holds on such date; (C) with respect to the Series C-1/D/E/E-1 Second Redemption Date, the number, if any, of shares of Series E-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C-1 Preferred Stock held by such holder previously called for redemption but not yet redeemed plus one half of the number of shares of Series E-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C-1 Preferred Stock then held by such holder and not previously called for redemption (or, if it is not a whole number, the whole number nearest below); and (D) with respect to the Series C-1/D/E/E-1 Third Redemption Date, all of the shares of Series E-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C-1 Preferred Stock then held by such holder.
     Not later than thirty (30) days prior to the applicable Series C-1/D/E/E-1 Redemption Date, the Corporation shall mail, postage prepaid to each holder of record of the Series E-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C-1 Preferred Stock at its address shown on the records of the Corporation a redemption notice (the “Series C-1/D/E/E-1 Redemption Notice”), which shall set forth the Series C-1/D/E/E-1 Redemption Date, the Series C-1/D/E/E-1 Redemption Amount, and that the holder is to surrender to the Corporation, at the place designated therein, the holder’s certificate or certificates representing the Specified Number of shares of Series E-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C-1 Preferred Stock to be redeemed. The Series C-1/D/E/E-1 Redemption Amount shall be paid, in a lump sum payment to each holder of Series E-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C-1 Preferred Stock, on the applicable Series C-1/D/E/E-1 Redemption Date. If on the applicable Series C-1/D/E/E-1 Redemption Date sufficient funds are not legally available to redeem all shares required to be redeemed, the funds legally available shall be used to redeem the maximum possible number of shares ratably among the holders based upon the aggregate Series C-1/D/E/E-1 Redemption Amount of their respective holdings of such shares, and the remaining shares shall be redeemed as soon as possible after funds become legally available. The Corporation shall give the holders

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of the Series E-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C-1 Preferred Stock at least 10 days’ notice of any redemption payment to be made after the relevant Series C-1/D/E/E-1 Redemption Date.
               (iv) Mechanics of Redemption. Each holder of shares of Preferred Stock to be redeemed shall surrender such holder’s certificate or certificates representing such shares, duly endorsed in blank or accompanied by a duly endorsed stock power attached thereto, to the Corporation at the place designated in the Series A Redemption Notice, the Series B-1 Redemption Notice, or the Series C-1/D/E/E-1 Redemption Notice, as applicable, and thereupon the Series A Redemption Amount, the Series B-1 Redemption Amount, or the Series C-1/D/E/E-1 Redemption Amount, as applicable, for such shares as set forth in this Section 2(e) shall be paid to the order of the person whose name appears on such certificate or certificates and each surrendered certificate shall be canceled and retired. The Corporation shall issue to each holder redeeming shares on the Series A First Redemption Date or Series A Second Redemption Date a new certificate representing the number of shares of Series A Preferred Stock not redeemed by such holder on such Series A Redemption Date. The Corporation shall issue to each holder redeeming shares on the Series B-1 First Redemption Date or Series B-1 Second Redemption Date a new certificate representing the number of shares of Series B-1 Preferred Stock not redeemed by such holder on such Series B-1 Redemption Date. The Corporation shall issue to each holder redeeming shares on the Series C-1/D/E/E-1 First Redemption Date or Series C-1/D/E/E-1 Second Redemption Date a new certificate representing the number of shares of Series E-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C-1 Preferred Stock not redeemed by such holder on such Series C-1/D/E/E-1 Redemption Date. If any shares of Preferred Stock are not redeemed solely because a holder fails to surrender the certificate or certificates representing such shares pursuant to this Section 2(e), then, from and after the applicable Series A Redemption Date, Series B-1 Redemption Date, or Series C-1/D/E/E-1 Redemption Date, and except for the continuing right to receive payment under this Section 2(e) (which shall not bear interest), such shares of Preferred Stock thereupon subject to redemption shall not be entitled to any further rights as Preferred Stock.
               (v) Redemption of Other Stock. Except for any (i) repurchase of capital stock pursuant to this Section 2(e), (ii) redemption of any class of capital stock approved by a majority of the Board of Directors pursuant to Section 8(i)(v) of the Fifth Amended and Restated Stockholders’ Agreement dated as of June 26, 2007, by and among the Corporation and the parties listed therein, as amended and in effect from time to time (the “Stockholders’ Agreement”) or (iii) redemption of any class of capital stock pursuant to Restricted Stock Agreements, the Corporation may not redeem any other capital stock of the Corporation prior to the redemption of any series of Preferred Stock without the prior written consent of holders of a majority of the shares of Preferred Stock then outstanding, voting as a single class. If, after payment has been made to the holders of the Series E-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C-1 Preferred Stock of the full amounts to which they shall be entitled pursuant to Section 2(e)(iii) of this Article IV, sufficient funds are not legally available to redeem all shares of Prior Preferred Stock required to be redeemed pursuant to Sections 2(e)(i) and 2(e)(ii) of this Article IV, then the funds legally available shall be used to redeem the maximum possible number of shares ratably among holders of Prior Preferred Stock based upon the aggregate Prior Preferred Stock Redemption Amount of their respective holdings

20.

of such shares, and the remaining shares of Prior Preferred Stock shall be redeemed as soon as possible after funds become legally available.
               (vi) Failure to Redeem. In the event that the Corporation fails on any Preferred Stock Redemption Date to redeem the full number of shares of Preferred Stock scheduled to be redeemed on that Preferred Stock Redemption Date for the full Preferred Stock Redemption Amount, for any reason including, but not limited to, lack of sufficient legally available funds, then the holders of the Preferred Stock shall immediately have the right to elect eighty percent (80%) of the number of directors, which right shall continue until all of the Preferred Stock then subject to redemption shall have been redeemed in full; provided that if the Corporation redeems the full number of shares of Preferred Stock scheduled to be redeemed on a given Preferred Stock Redemption Date on a date more than 90 days after such Preferred Stock Redemption Date, the holders of the Preferred Stock shall retain the right to elect eighty percent (80%) of the number of directors until all of the Preferred Stock shall have been redeemed in full.
          (f) Dividends. No dividends shall be paid on the Common Stock or any other class or series of capital stock unless the Corporation shall simultaneously declare and pay a dividend on each outstanding share of Preferred Stock equal to the amount of dividend paid on each outstanding share of Common Stock.
          (g) No Reissuance of Preferred Stock. No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.
          (h) Amendments and Waivers.
               (i) Any action, approval, request, consent, notice or waiver which is required or permitted under this Section 2 with respect to the Series A Preferred Stock shall become effective and binding upon all holders of Series A Preferred Stock if the same is approved by the vote or written consent of the holders of a majority of the Series A Preferred Stock then outstanding.
               (ii) Except as provided in Section 2(d)(ii)(2) of this Article IV, any action, approval, request, consent, notice or waiver which is required or permitted under this Section 2 with respect to the Series B-1 Preferred Stock shall become effective and binding upon all holders of Series B-1 Preferred Stock if the same is approved by the vote or written consent of the holders of a majority of the Series B-1 Preferred Stock then outstanding.
               (iii) Except as provided in Section 2(d)(ii)(2) of this Article IV, any action, approval, request, consent, notice or waiver which is required or permitted under this Section 2 with respect to the Series C-1 Preferred Stock shall become effective and binding upon all holders of Series C-1 Preferred Stock if the same is approved by the vote or written consent of the holders of a majority of the Series C-1 Preferred Stock then outstanding.

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               (iv) Any action, approval, request, consent, notice or waiver which is required or permitted under this Section 2 with respect to the Series D Preferred Stock shall become effective and binding upon all holders of Series D Preferred Stock if the same is approved by the vote or written consent of the holders of a majority of the Series D Preferred Stock then outstanding.
               (v) Any action, approval, request, consent, notice or waiver which is required or permitted under this Section 2 with respect to the Series E Preferred Stock shall become effective and binding upon all holders of Series E Preferred Stock if the same is approved by the vote or written consent of the holders of a majority of the Series E Preferred Stock then outstanding.
               (vi) Any action, approval, request, consent, notice or waiver which is required or permitted under this Section 2 with respect to the Series E-1 Preferred Stock shall become effective and binding upon all holders of Series E-1 Preferred Stock if the same is approved by the vote or written consent of the holders of a majority of the Series E-1 Preferred Stock then outstanding.
ARTICLE V
     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths of the stockholders or creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders of class of stockholders, of this Corporation, as the case may be, and also on this Corporation.
ARTICLE VI
     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law as the same exists or may hereafter be amended. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

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ARTICLE VII
     In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to amend or repeal any bylaw made by the Board of Directors.
ARTICLE VIII
     Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of the directors of the Corporation need not be by written ballot.
ARTICLE IX
     Subject to Sections 2(c)(i), 2(c)(ii), 2(c)(iii), 2(c)(iv) and 2(c)(v) of Article IV, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Eighth Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Eighth Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article IX.
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     In Witness Whereof, BroadSoft, Inc. has caused this certificate to be signed by Mary Ellen Seravalli, its Vice President, General Counsel, and Secretary this 2nd day of October, 2009.

/s/ Mary Ellen Seravalli
Mary Ellen Seravalli
Vice President, General Counsel, and Secretary

[Eighth Restated Certificate of Incorporation of BroadSoft, Inc.
Signature Page]